Exhibit 99.1

For Immediate Release: July 10, 2014

Occidental Petroleum Announces California Resources Corporation Leadership;

Names Todd A. Stevens as President and CEO and William E. Albrecht as Executive Chairman

HOUSTON -- July 10, 2014 -- Occidental Petroleum Corporation (NYSE: OXY) today announced the leadership team for its subsidiary California Resources Corporation (CRC), appointing Todd A. Stevens as President and Chief Executive Officer, and William E. Albrecht as Executive Chairman of the Board. CRC will be an independent oil and natural gas exploration and production company focused on high-growth, high-return conventional and unconventional assets exclusively in California.

“Todd and Bill are eminently qualified to lead CRC,” said Stephen I. Chazen, President and Chief Executive Officer. “They bring proven leadership abilities and more than 50 years of combined industry experience. Both have played an important part in building and managing our California operations for over 15 years.”

Mr. Stevens, 47, a 19-year veteran of Occidental, has served as Vice President, Corporate Development, since August 2012. In this role, he has led the company’s growth-focused initiatives including mergers and acquisitions, land management and worldwide exploration, and has played a key role in the capital allocation process. From 2008 to 2012, Mr. Stevens was Vice President, Acquisition and Corporate Finance, and Vice President, California Operations, for Occidental.

Mr. Albrecht, 62, has been President, Occidental Oil and Gas - Americas, and Vice President, Occidental Petroleum Corporation, since 2011. With more than 35 years of industry experience, Mr. Albrecht was responsible for Occidental’s oil and gas operations in North and South America, including its Health, Environment and Safety, government relations and social responsibility activities. He joined the company in 2007 as Vice President, California Operations.

Occidental will continue planning for the separation of the businesses, including determining the board of directors for CRC, and will continue to disclose material developments as they occur.

The spin-off of CRC from Occidental is subject to market conditions, customary regulatory approvals, receipt of an affirmative IRS ruling, execution of separation and intercompany agreements, acceptance of the new company’s stock for listing and final approval by the board of directors.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company’s worldwide operations.

Forward-Looking Statement

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: delay of, or other negative developments affecting the spin-off; inability to obtain new financing for CRC; regulatory approvals or receipt of an affirmative IRS ruling; completion of a review by the SEC of the Form 10 filed by CRC; execution of separation and intercompany agreements; approval of the final terms by our board of directors; inability of the separated businesses to operate independently; global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.

Contacts:

Occidental Petroleum Corporation
Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.com
or
Investors:
Chris Stavros
212-603-8184
chris_stavros@oxy.com
On the web: www.oxy.com